                                                                               .
                                                                               .
                                                                               .
                                                                     Exhibit 8.1

                           MITEL NETWORKS CORPORATION
                                  SUBSIDIARIES

                                                                                                      % SHARES OWNED  DESCRIPTION OF
        CORPORATION           JURISDICTION        DIRECTORS                    OFFICERS                   BY MNC         BUSINESS
-------------------------  -----------------  ------------------  ---------------------------------  ---------------  --------------
MITEL NETWORKS             Canada             Terence Matthews    Terrence Matthews - Chairman       N/a              Corporate
CORPORATION                                   Don Smith           Don Smith - CEO                                     headquarters
                                              Paul Butcher        Peter Charbonneau - Vice Chairman
                                              Peter Charbonneau   Paul Butcher - President & COO
                                              Kirk Mandy          Steve Spooner -CFO
                                              David Row-Beddoe    Doug McCarthy - Treasurer
                                              Guthrie Stewart     Kent Plumley - Secretary
                                              Gil Palter          Sandra Felskie - Assistant
                                                                  Secretary

MITEL NETWORKS HOLDINGS    UK - Laws of       Graham Bevington    Graham Bevington - Managing        100%             Holding
LIMITED                    England and Wales  Steve Spooner       Director                                            company used
                                              Kay Dawes           Chris Crane - Secretary                             to purchase
                                                                                                                      Mitel Networks
                                                                  (Doug McCarthy has signing                          Limited
                                                                  authority for bank accounts)

MITEL NETWORKS LIMITED     UK - Laws of       Paul Butcher        Graham Bevington - Managing        100%             UK operations
                           England and Wales  Steve Spooner       Director                           * owned by MNHL
                                              Graham Bevington    Chris Crane - Secretary
                                              Mike Ford
                                              Kay Dawes           (Doug McCarthy has signing
                                                                  authority for bank accounts)

MITEL NETWORKS GMBH        Germany            Graham Bevington    Graham Bevington - Managing        100%             Sales
                                                                  Director                           * owned by MNL
                                                                  Chris Crane - Secretary

MITEL NETWORKS ITALIA SRL  Italy              Euro Scrobogna      Paul Butcher - President           100%             Sales office
                                              Paul Butcher                                           * owned by MNL

MITEL NETWORKS SARL        France             Graham Bevington    Graham Bevington - Managing        100%             Sales
(FRANCE)                                                          Director                           * owned by MNL

CONFIDENTIAL

MITEL TELECOM LIMITED      UK - Laws of       Graham Bevington    Graham Bevington - Managing        100%             inactive
                           England and Wales  Paul Butcher        Director                           * owned by MNL
                                                                  Chris Crane - Secretary

MITEL FINANCIAL SERVICES   UK - Laws of       Simon Jones         Graham Bevington - Managing        75%              Holding
LIMITED                    England and Wales  Martin Vodden       Director                           * owned by MNL   Company
                                              Graham Bevington    Chris Crane - Secretary

MITEL NETWORKS INC.        USA - Delaware     Paul Butcher        Kevin Bowyer - President           100%             US Operations
                                              Kevin Bowyer        John Uehling - Vice President      *owned by MNL
                                              Christian Na        Christian Na - Secretary
                                              Steve Spooner       Douglas McCarthy - Treasurer
                                                                  Jerry Sparling - Vice President

MITEL NETWORKS ASIA        Hong Kong          Roger Fung          Roger Fung - President/Secretary   100%             Asia Pacific
PACIFIC LIMITED                               Steve Spooner                                                           operations
                                                                  (Doug McCarthy has signing
                                                                  authority for bank accounts)

TIANCHI-MITEL              China              Alec Hart           Roger Fung                         50%              Joint venture
TELECOMMUNICATIONS                            Douglas McCarthy
CORPORATION                                   Roger Fung
                                              Barry Lai
                                              Kong Muk Yin
                                              Wang De-Xin
                                              Yang Yu Kuen
                                              Zhu Rong-Chun

MITEL NETWORKS             Barbados           Paul Butcher        William G. Merrick - Managing      100%             Research and
INTERNATIONAL LIMITED                         William G. Merrick  Director                                            development;
                                              Colin G. Goddard    The Corporate Secretary Limited,                    licensing
                                              Peter N. Rock       represented by Mary Ellen Bourque
                                                                  and/or Donna Stoute - Secretary

MITEL NETWORKS OVERSEAS    Barbados           Paul Butcher        William G. Merrick - Managing      100%             Licensing;
LIMITED                                       William G. Merrick  Director                                            Purchase and
                                              Colin G. Goddard    The Corporate Secretary Limited,                    sale of goods
                                              Peter N. Rock       represented by Mary Ellen Bourque
                                                                  and/or
                                                                  Donna Stoute - Secretary

MITEL NETWORKS (MEXICO)    Mexico             Paul Butcher        Paul Butcher - Chairman            100%             Latin American
                                              Mario Vazquez       Mario Vazquez - Secretary                           operations

DISTRIBUTION: JUDY WADDELL, THERESA HORVATH, KATHLEEN O'REILLY

10/19/2005


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